SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                         ------------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) November 19, 2002
                                                         ----------------


                              IRT PARTNERS, L.P.
                              --------------------
               (Exact Name of Registrant as Specified in Charter)


          Georgia                     1-7859         58-2404832
  ----------------------------     ------------  -------------------
  (State or Other Jurisdiction     (Commission     (IRS Employer
        of Incorporation)          File Number)  Identification No.)


  200 Galleria Parkway, Suite 1400, Atlanta, Georgia        30339
  --------------------------------------------------      ----------
       (Address of Principal Executive Offices)           (Zip Code)


  Registrant's telephone number, including area code     (770) 955-4406
                                                         --------------

ITEM  5.      OTHER  EVENTS

 IRT Partners, L.P. ("LP") is filing financial statements that were originally filed in Item 8 of its 2001 Annual Report on Form 10-K, to include the audit report of Deloitte & Touche LLP on the Company's Consolidated Financial Statements as of December 31, 2001 and 2000 and for the three years in the period ended December 31, 2001. Deloitte & Touche audited these financial statements after it replaced the LP's previous auditor in May 2002. The audit report of Deloitte & Touche LLP contains an unqualified opinion, as did the audit report of the LP's previous auditor. Certain amounts in the financial statements have been reclassified to conform with the presentation in LP's 2002 Quarterly Condensed Financial Statements.

     In addition, LP is filing these financial statements to reflect the reclassification of discontinued operations as prescribed by Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 requires LP to report in discontinued operations the results of operations of a property that has either been disposed or is classified as held for sale, unless certain conditions are met. SFAS No. 144 further requires LP to reclassify results of operations from a property disposed of or held for sale subsequent to December 31, 2001 as income from discontinued operations during prior reported periods.

     During the nine-month period ended September 30, 2002, LP sold one property that was not classified as an asset held for sale as of December 31, 2001. The results of operations from this property have been reclassified as income from discontinued operations for the three years in the period ended December 31, 2001 in the accompanying statements of earnings.

     Management does not believe that adoption of SFAS No. 144 or the reclassifications described above have a material effect on the LP's selected financial data or management's discussion and analysis of financial condition and results of operations for the three years in the period ended December 31, 2001 as previously reported in the LP's 2001 Annual Report on Form 10-K.

ITEM  7.      FINANCIAL  STATEMENTS  AND  SUPPLEMENTARY  DATA

                               IRT PARTNERS, L.P.

                          INDEX TO FINANCIAL STATEMENTS



                                                                         PAGE
                                                                         ----

Independent  Auditors' Report                                               4

Balance  Sheets:
     December  31,  2001  and  2000                                         5

Statements  of  Earnings:
     For  the  Years  Ended  December  31,  2001,  2000  and  1999          6

Statements  of  Changes  in  Partners'  Capital:
     For  the  Years  Ended  December  31,  2001,  2000  and  1999          7

Statements  of  Cash  Flows:
     For  the  Years  Ended  December  31,  2001,  2000  and  1999          8

Notes  to  Financial  Statements:
     December  31,  2001,  2000  and  1999                                  9




SCHEDULE

III     Real  Estate  and  Accumulated  Depreciation                       20

                          INDEPENDENT AUDITORS' REPORT


To  IRT  Partners,  L.P.
Atlanta,  Georgia

We have audited the accompanying balance sheets of IRT Partners, L.P. ("LP") (a Georgia limited partnership) as of December 31, 2001 and 2000, and the related statements of earnings, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the LP's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements referred to above present fairly, in all material respects, the financial position of IRT Partners, L.P. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note 9 to the financial statements, on October 28, 2002, IRT Property Company executed a merger agreement with Equity One, Inc. to which Equity One, Inc. will acquire IRT Property Company and succeed directly to the interest of IRT Property Company as general partner of LP.

     Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to financial statements is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


DELOITTE  &  TOUCHE  LLP
Atlanta,  Georgia



November  19,  2002


                                  IRT PARTNERS, L.P.

                                    BALANCE SHEETS
                              DECEMBER 31, 2001 AND 2000
                          (IN THOUSANDS, EXCEPT UNIT AMOUNTS)


                                                                    2001       2000
                                                                  ---------  ---------
ASSETS
     Rental properties                                            $172,770   $161,213
     Accumulated depreciation                                      (27,145)   (24,099)
                                                                  ---------  ---------
          Net rental properties                                    145,625    137,114

     Cash and cash equivalents                                         500      6,643
     Advances to affiliate, net                                     18,149         19
     Prepaid expenses and other assets                               2,599      2,038
                                                                  ---------  ---------

          Total assets                                            $166,873   $145,814
                                                                  =========  =========

LIABILITIES & PARTNERS' CAPITAL
Liabilities:
     Mortgage notes payable, net                                  $ 37,464   $ 30,595
     Accrued expenses and other liabilities                          2,154      1,699
                                                                  ---------  ---------

          Total liabilities                                         39,618     32,294

Limited partners' capital interest (815,852 redeemable OP Units
     in 2001 and 2000, respectively) at redemption value             8,648      6,621

Commitments and contingencies  (Note 5)

Partners' capital:
     General partner (144,229 and 129,433 OP Units
          in 2001 and 2000, respectively)                            1,269      1,131

     Limited partner (13,462,596 and 11,997,929 OP Units
          in 2001 and 2000, respectively)                          117,338    105,768
                                                                  ---------  ---------


          Total partners' capital                                  118,607    106,899
                                                                  ---------  ---------

          Total liabilities and partners' capital                 $166,873   $145,814
                                                                  =========  =========

      The accompanying notes are an integral part of these balance sheets.


                               IRT PARTNERS, L.P.

                             STATEMENTS OF EARNINGS
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
                                 (IN THOUSANDS)


                                               2001     2000     1999
                                              -------  -------  -------
Revenues:
     Income from rental properties            $22,591  $19,708  $19,142
     Interest income from affiliate               417      331      324
                                              -------  -------  -------

          Total revenues                       23,008   20,039   19,466
                                              -------  -------  -------

Expenses:
     Operating expenses of rental properties    6,089    5,324    4,797
     Interest on mortgages                      2,772    2,441    2,418
     Depreciation                               3,748    3,439    3,220
     Amortization of debt costs                     9        -        -
     General and administrative                 1,050      848      788
                                              -------  -------  -------

          Total expenses                       13,668   12,052   11,223
                                              -------  -------  -------

          Income from continuing operations
          before gain on sales of properties
          and discontinued operations           9,340    7,987    8,243

Gain on sales of properties and outparcels      1,401        -    1,130
                                              -------  -------  -------

         Income from continuing operations     10,741    7,987    9,373

Discontinued operations
      Income from discontinued operations         465      398      418
                                              -------  -------  -------

          Net earnings                        $11,206  $ 8,385  $ 9,791
                                              =======  =======  =======

        The accompanying notes are an integral part of these statements.


                                                     IRT PARTNERS, L.P.

                                         STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                                    FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
                                                       (IN THOUSANDS)
                                                                                                                  Limited
                                                                                                       Total     Partners'
                                                                               General    Limited    Partners'    Capital
                                                                               Partner    Partner     Capital     Interest
                                                                              ---------  ---------  -----------  ----------
Balance, December 31, 1998                                                    $    955   $ 86,804   $   87,759   $   7,794
Issuance of units                                                                   92      9,169        9,261           -
Distributions                                                                     (104)    (9,660)      (9,764)       (733)
Net Earnings                                                                        98      9,010        9,108         683
Adjustment to reflect limited partners' capital interest at redemption value         -      1,370        1,370      (1,370)
                                                                              ---------  ---------  -----------  ----------

Balance, December 31, 1999                                                       1,041     96,693       97,734       6,374
Issuance of units                                                                  113     11,688       11,801           -
Distributions                                                                     (107)    (9,900)     (10,007)       (767)
Net Earnings                                                                        84      7,705        7,789         596
Adjustment to reflect limited partners' capital interest at redemption value         -       (418)        (418)        418
                                                                              ---------  ---------  -----------  ----------

Balance, December 31, 2000                                                       1,131    105,768      106,899       6,621
Issuance of units                                                                  147     14,520       14,667           -
Distributions                                                                     (121)   (11,250)     (11,371)       (767)
Net Earnings                                                                       112     10,540       10,652         554
Adjustment to reflect limited partners' capital interest at redemption value         -     (2,240)      (2,240)      2,240
                                                                              ---------  ---------  -----------  ----------

Balance, December 31, 2001                                                    $  1,269   $117,338   $  118,607   $   8,648
                                                                              =========  =========  ===========  ==========

        The accompanying notes are an integral part of these statements.


                                             IRT PARTNERS, L.P.

                                          STATEMENTS OF CASH FLOWS
                            FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
                                               (IN THOUSANDS)


                                                                              2001       2000       1999
                                                                            ---------  ---------  ---------
Cash flows from operating activities:
  Net earnings                                                              $ 11,206   $  8,385   $  9,791
  Adjustments to reconcile earnings to net cash from operating activities:
     Depreciation                                                              3,895      3,581      3,350
     Gain on sales of operating properties                                    (1,108)         -     (1,130)
     Gain on sales of outparcels                                                (293)         -          -
     Straight line rent adjustment                                              (189)       (41)         -
     Amortization of debt costs and discounts                                     10          -          -
     Changes in assets and liabilities:
       Increase in prepaid expenses and other assets                            (284)       (50)      (678)
       Increase (decrease) in accrued expenses and other liabilities             461     (1,038)       885
                                                                            ---------  ---------  ---------

Net cash flows from operating activities                                      13,698     10,837     12,218
                                                                            ---------  ---------  ---------

Cash flows used in investing activities:
  Additions to operating properties, net                                     (17,508)   (13,898)   (11,113)
  Proceeds from sales of operating properties, net                             6,181          -      8,867
  Proceeds from sale of outparcel, net                                           348          -          -
                                                                            ---------  ---------  ---------

Net cash flows used in investing activities                                  (10,979)   (13,898)    (2,246)
                                                                            ---------  ---------  ---------

Cash flows (used in) provided by financing activities:
  Issuance of units for cash                                                  14,667     11,801      9,261
  Distributions paid, net                                                    (12,138)   (10,774)   (10,497)
  Collection of advances to affiliate, net                                         -      8,904          -
  Advances to affiliate, net                                                 (18,130)         -     (8,956)
  Proceeds from mortgage notes payable                                         7,540          -          -
  Principal amortization of mortgage notes payable                              (671)      (586)      (524)
  Payment of deferred financing costs                                           (130)         -          -
                                                                            ---------  ---------  ---------

Net cash flows (used in) provided by financing activities                     (8,862)     9,345    (10,716)
                                                                            ---------  ---------  ---------

Net (decrease) increase in cash and cash equivalents                          (6,143)     6,284       (744)

Cash and cash equivalents at beginning of period                               6,643        359      1,103
                                                                            ---------  ---------  ---------

Cash and cash equivalents at end of period                                  $    500   $  6,643   $    359
                                                                            =========  =========  =========

Supplemental disclosures of cash flow information:

  Total cash paid for interest                                              $  2,745   $  2,445   $  2,386
                                                                            =========  =========  =========

        The accompanying notes are an integral part of these statements.

                               IRT PARTNERS, L.P.

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2001, 2000, AND 1999
                    (DOLLARS IN THOUSANDS, EXCEPT UNIT DATA)

1.     ORGANIZATION  AND  NATURE  OF  OPERATIONS

     IRT Partners, L.P. ("LP"), a Georgia limited partnership formed July 15, 1998, is the entity through which IRT Property Company (the "Company"), a self-administered and self-managed real estate investment trust ("REIT"), conducts a portion of its business and owns (either directly or through subsidiaries) a portion of its assets.

     The Company is the sole general partner of LP and maintains an indirect partnership interest through its wholly-owned subsidiary, IRT Management Company ("IRTMC"). The Company initially contributed 20 shopping centers, related assets and cash to LP in exchange for 8,486,217 limited partnership units ("OP Units"). The Company was issued additional OP Units in exchange for cash contributions to fund further acquisition activity. Since the formation of LP, the Company has contributed cash to acquire seven shopping centers and LP has divested five shopping centers. At December 31, 2001, the Company and IRTMC own approximately 1% and 93.3%, respectively of LP.

     LP was formed by the Company in order to enhance the Company's acquisition opportunities through a downreit structure. This structure offers potential sellers the ability to make a tax-deferred sale of their real estate properties in exchange for OP Units of LP. In August 1998, certain unaffiliated persons contributed their interests in three Florida shopping centers in exchange for a total of 815,852 OP Units.

     LP is obligated to redeem each OP Unit held by a person other than the Company, at the request of the holder, for cash equal to the fair market value of a share of the Company's common stock at the time of such redemption, provided that the Company may elect to acquire any such OP Unit presented for redemption for one common share or cash. Such limited partnership interest held by persons unaffiliated with the Company is reflected as "Limited Partners' Capital Interest" in the accompanying balance sheets at the cash redemption amount on the balance sheet dates.

     Federal income tax laws require the Company, as a REIT, to distribute 90% (95% for years prior to 2001) of its ordinary taxable income. LP makes quarterly distributions to holders of OP Units to enable the Company to satisfy this requirement.

     At December 31, 2001, LP owns 25 neighborhood and community shopping centers located in Florida, Tennessee, Georgia and North Carolina. The shopping centers are anchored by necessity-oriented retailers such as supermarkets, drug stores, national value retailers and department stores.

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

USE  OF  ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Significant estimates and assumptions within the financial statements include impairment evaluation of operating and development properties and other long-term assets, determination of useful lives of assets subject to depreciation or amortization and valuation adjustments to tenant related accounts. Actual results could differ from those estimates.

REVENUE  RECOGNITION

     Leases with tenants are accounted for as operating leases. Rental revenue for leases entered into after January 1, 2000 is recognized on a straight-line basis over the initial lease term. Rental revenue for leases entered into prior to January 1, 2000, is accounted for based on contractual rental obligations, which is not materially different from revenue recorded on a straight-line basis to any interim or annual period. Certain tenants are required to pay percentage rents based on their gross sales exceeding specified amounts. This percentage rental revenue is recorded upon collection, which is not materially different from recognizing such percentage rental revenue on an accrual basis. LP receives reimbursements from tenants for real estate taxes, common area maintenance and other recoverable costs. These tenant reimbursements are recognized as revenue in the period the related expense is recorded.

     In addition, LP makes specific valuation adjustments (bad debt reserves) to tenant related revenue based upon the tenant's credit and business risk.

     Other  non-rental  revenue  is  recognized  as  revenue  when  earned.

     Gain on sales of real estate assets is recognized at the time title to the asset is transferred to the buyer, subject to the adequacy of the buyer's initial and continuing investment and the assumption by the buyer of all future ownership risks of the property. The gain on sales of operating properties is calculated based on the net carrying value of the property at the time of sale. The net carrying value represents the cost of acquisition, renovation or betterment of the property less the accumulated depreciation of such costs. For gains on outparcel sales, the gain is calculated based on the value assigned to the outparcel lot through specific identification of costs or the relative sales value of the outparcel lot to the entire property.

RENTAL  PROPERTIES

     Rental properties are stated at cost less accumulated depreciation. Costs incurred for the acquisition, renovation, and betterment of the properties are capitalized and depreciated over their estimated useful lives. Recurring maintenance and repairs are charged to expense as incurred. Depreciation is computed on a straight-line basis generally for a period of sixteen to forty years for significant improvements and buildings. Tenant improvements are depreciated on a straight-line basis over the life of the related lease.

     The Company periodically evaluates the carrying value of LP's long-lived assets, including operating and development properties, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Impairment is based on whether it is probable that undiscounted future cash flows from each property will be less than its net book value. If an impairment exists, the asset is written down to its estimated fair value and an impairment loss is recognized.

CASH  EQUIVALENTS

     LP considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

DEFERRED  LEASING  COSTS

     Internal and external commission costs incurred in obtaining tenant leases are included in prepaid expenses and other assets. The costs are amortized on a straight-line basis over the terms of the related leases. Upon lease cancellation or termination, unamortized costs are charged to operations.

DEFERRED  FINANCE  COSTS

     Costs related to loan costs incurred in obtaining long-term financing are included within prepaids and other assets. The costs are capitalized and amortized over the life of the financing on a straight-line basis, which approximates the effective interest method. Upon prepayment, applicable unamortized costs are charged to operations.

INCOME  TAXES

     No federal or state income taxes are reflected in the accompanying financial statements since LP is a partnership and its partners are required to include their respective share of profits and losses in their income tax returns.

SEGMENT  REPORTING

     In 1998, LP adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." This statement established standards for reporting financial and descriptive information about operating segments in annual financial statements. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. LP's chief operating decision maker is the senior management group of the Company.

     LP  owns  and  operates  retail shopping centers in the southeastern United
States. Such shopping centers generate rental and other revenue through the leasing of shop spaces to a diverse base of tenants. LP evaluates the performance of each of its shopping centers on an individual basis due to specific geographical market demographics and local competitive forces. However, because the shopping centers have generally similar economic characteristics and tenants, the shopping centers have been aggregated into one reportable segment.

DERIVATIVE  FINANCIAL  INSTRUMENTS

     In  June  1998,  SFAS  No.  133, "Accounting for Derivative Instruments and
Hedging Activities," was issued. This statement, as amended, establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair market value. SFAS No. 133 requires that changes in the derivative's fair market value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. The Company and LP adopted this statement on January 1, 2001. The Company or LP did not hold and has not engaged in transactions using derivative financial instruments. The adoption of this statement did not have a material effect on LP's balance sheets or statements of earnings.

RECENT  ACCOUNTING  PRONOUNCEMENTS

     In June 2001, SFAS No. 141, "Business Combinations," was issued. This statement eliminates pooling of interests accounting and requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. LP adopted this standard on January 1, 2002 and believes adoption of this standard will not have a significant effect on the LP's financial statements.

     In June 2001, SFAS No. 142, "Goodwill and Other Intangible Assets," was issued establishing accounting and reporting standards that address how goodwill and intangible assets should be accounted for within the financial statements. The statement requires companies to not amortize goodwill and intangible assets with infinite lives, but to test such assets for impairment on a regular basis. An intangible asset that has a finite life should be amortized over its useful life and evaluated for impairment on a regular basis. This statement is effective for fiscal years beginning after December 15, 2001. LP adopted this standard on January 1, 2002 and believes adoption of this standard will not have a significant effect on LP's financial statements.

     In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued establishing new rules and clarifies implementation issues with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," by allowing a probability-weighted cash flow estimation approach to measure the impairment loss of a long-lived asset. The statement also established new standards for accounting for discontinued operations. Transactions that qualify for reporting in discontinued operations include the disposal of a component of an entity's operations that comprises operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity. The statement is effective for fiscal years beginning after December 15, 2001. LP adopted this standard on January 1, 2002 and believes adoption of this standard will not have a significant effect on LP's financial statements.

     In April 2002, SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections", was issued. This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements". This Statement also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This Statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. The adoption of SFAS No. 145 had no effect on the financial position and results of operations of LP.

     In June 2002, SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", was issued which nullifies Emerging Issues Task Force
(EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit and Activity (including Certain Costs Incurred in a Restructuring"). The adoption of SFAS No. 146 had no effect on the financial position and results of operations of LP.

RECLASSIFICATION  OF  AMOUNTS

     Certain amounts in the financial statements have been reclassified to conform with the presentation in LP's 2002 Quarterly Condensed Financial Statements.

3.     RENTAL  PROPERTIES

     Buildings and related improvements are depreciated on a straight-line basis for a period of 16 to 40 years. Tenant improvements are depreciated on a straight-line basis over the life of the related lease. Rental properties are comprised of the following:


                                               DECEMBER 31,
                                            ------------------
                                              2001      2000
                                            --------  --------
Land related to buildings and improvements  $ 40,555  $ 37,428
Buildings and improvements                   128,222   121,156
Tenant improvements                            3,993     2,629
                                            --------  --------

     Total rental properties                $172,770  $161,213
                                            ========  ========

     Rental properties acquired in 2001, 2000 and 1999 and disposed in 2001 and 1999 are summarized below. LP did not dispose of any properties in 2000.


                                                  SHOPPING CENTER ACQUISITIONS

  Date                                                          Square     Year Built/  % Leased       Total Initial
Acquired         Property Name            City, State         Footage       Renovated   at Acquisition    Cost       Cash Paid
---------------  -----------------------  -----------------  -----------    ---------   --------------  ---------    ----------
                                                               (unaudited)
                                                            2001 ACQUISITIONS
        4/12/01  Unigold Shopping Center  Orlando, FL            102,985         1987             97%   $ 8,000     $     7,903
       11/30/01  Carrollwood Center       Tampa, FL               96,242    1971/1996             85%     6,763           6,763
                                                               ---------                                -------       ----------
                                                                  199,227                               $14,763     $    14,666
                                                               ==========                              =========      ==========

                                                            2000 ACQUISITIONS
       12/28/00  Pine Ridge Square        Coral Springs, FL      117,399        1986            100%    $11,600     $    11,438

                                                            1999 ACQUISITIONS
        2/26/99  Shoppes at Lago Mar      Kendall, FL             82,613        1995             98%    $ 9,916     $     4,174
        3/15/99  Willamsburg at Dunwoody  Dunwoody, GA            44,928        1983            100%      5,602           5,602
                                                             -----------                                -------       ----------
                                                                 127,541                                $15,518     $     9,776
                                                             ===========                                ========      ==========


                                       SHOPPING CENTER DISPOSITIONS


      Date                                                     Square     Sales      Net      Gain
      Sold         Property Name            City, State        Footage    Price   Proceeds   (Loss)
-----------------  --------------------  ------------------  -----------  ------  ---------  -------
                                                             (unaudited)
2001 DISPOSITIONS
          4/18/01  Eden Center           Eden, NC                 56,355  $3,950  $   3,830  $   742
          5/31/01  Chadwick Square       Hendersonville, NC       32,100   2,401      2,351      366
                                                             -----------  ------  ---------  -------
                                                                  88,455  $6,351  $   6,181  $ 1,108
                                                             ===========  ======  =========  =======

1999 DISPOSITIONS
           6/1/99  First Street Station  Albemarle, NC            52,230   3,137      3,038      320
           6/1/99  Taylorsville          Taylorsville, NC         48,537   2,571      2,430      609
           6/1/99  University Center     Greenville, NC           56,180   3,462      3,399      201
                                                             -----------  ------  ---------  -------
                                                                 156,947  $9,170  $   8,867  $ 1,130
                                                             ===========  ======  =========  =======

4.     MORTGAGE  NOTES  PAYABLE

     Mortgage notes payable are collateralized by various real estate investments having a net carrying value of approximately $60,968 at December 31, 2001. These notes have stated interest rates ranging from 7.02% to 9.1875% and are due in monthly installments with maturity dates ranging from 2006 to 2015.

     In April 2001, LP obtained a non-recourse, secured loan on Pine Ridge Square of $7,540, at a fixed interest rate of 7.02%. The loan is due and payable in ten years and the principal amortization is based on a thirty year amortization schedule. Costs associated with obtaining the secured note totaled $130 and are being amortized over the term of the loan.

     Future principal amortization and balloon payments applicable to mortgage notes payable at December 31, 2001 are as follows:


                    PRINCIPAL     BALLOON
YEAR              AMORTIZATION    PAYMENTS    TOTAL
----------------  -------------  ---------  -------
2002              $         644  $       -  $   644
2003                        699          -      699
2004                        757          -      757
2005                        823          -      823
2006                        762      4,797    5,559
Thereafter                6,074     21,613   27,687
                  -------------  ---------  -------
                  $       9,759  $  26,410   36,169
                  =============  =========
Interest Premium                              1,295
                                            -------
                                            $37,464
                                            =======

     The $1,295 of interest premium as of December 31, 2001 relates to the fair value adjustment of the three mortgages assumed from the minority interest in connection with the formation of LP in 1998.

     Based on the borrowing rates currently available to LP for notes with similar terms and maturities, the estimated fair value of mortgage notes payable was approximately $38,796 and $41,305 at December 31, 2001 and 2000, respectively.

5.     COMMITMENTS  AND  CONTINGENCIES

     LP is not aware of any environmental problems on the properties owned. LP has not obtained phase one environmental surveys on those properties owned and located in North Carolina. Although no assurance can be given that LP's properties will not be affected adversely in the future by environmental problems, LP presently believes that there are no environmental matters that are reasonably likely to have a material adverse effect on LP's financial position.

     LP has guaranteed the bank indebtedness and senior indebtedness of the Company and the following is a description of the Company's indebtedness.

    Effective August 31, 1993, the Company issued $86,250 of 7.3% convertible subordinated debentures due August 15, 2003, $23,275 of which are outstanding as of December 31, 2001. Interest on the debentures is payable semi-annually on February 15 and August 15. The debentures are convertible at any time prior to maturity into common stock of the Company at $11.25 per share, subject to adjustment in certain events. During 1997, $1,653 of these debentures were converted into 146,921 shares of common stock. During 1998, $5,178 of these debentures were converted into 460,263 shares of common stock. No debentures were converted during 2001, 2000 or 1999. Based upon the conversion price, 2,068,889 authorized but unissued common shares have been reserved for possible issuance if the $23,275 debentures outstanding at December 31, 2001 are converted.

     The Company had the option to redeem the debentures at par and, on December 24, 2001, the Company gave notice it intended to exercise such redemption option by January 24, 2002.

     Based on the closing market price of the debentures at year-end, the estimated fair value of the debentures was approximately $23,828 and $22,111 at December 31, 2001 and 2000, respectively.

     On March 26, 1996, the Company issued $50,000 of 7.45% senior notes. These notes were due April 1, 2001 and were repaid on such date. These senior notes were issued at a discount of $84 which was amortized over the life of the notes on a straight-line basis for financial reporting purposes. Net proceeds from the issuance totaled approximately $49,394. Interest on the 7.45% senior notes was payable semi-annually on April 1 and October 1.

     On August 15, 1997, the Company issued $75,000 of 7.25% senior notes due August 15, 2007. These senior notes were issued at a discount of $426 which is being amortized over the life of the notes on a straight-line basis for financial reporting purposes. Net proceeds from the issuance totaled $73,817. Interest on the 7.25% senior notes is payable semi-annually on February 15 and August 15.

     On March 23, 2001, the Company established a Medium Term Note Program (the "MTN Program"), pursuant to the Company's shelf registration statement filed in January, 2001. The MTN Program allows the Company, from time to time, to issue and sell up to $100,000 of medium term notes. Medium term notes have a maturity of nine months or more from the date of issuance and are unconditionally guaranteed as to the payment of principal, premium, if any, and interest, if any, by each of LP, IRTMC, IRTAL and IRTCCII.

     On March 29, 2001, pursuant to the MTN Program, the Company issued $50,000 of 7.77% senior notes due April 1, 2006. Net proceeds from the issuance totaled $49,324. Interest on these senior notes is payable semi-annually on April 1 and October 1.

     On November 1, 1999, the Company obtained a $100,000 unsecured revolving loan facility ("Revolving Loan"), which was scheduled to mature on November 1, 2002. This loan replaced the Company's previous credit facility which was cancelled in conjunction with the new Revolving Loan. Due to the cancellation of the previous credit facility, the Company recognized an extraordinary loss of $157 for the write-off of the related unamortized loan costs. In addition to the new Revolving Loan, the Company secured a $5,000 swing line credit facility with terms similar to those of the Revolving Loan and a scheduled maturity date of October 31, 2000. On November 1, 2000, the Company extended the maturity date of the Revolving Loan and swing line credit facility to November 1, 2003 and the Company secured an option to increase the Revolving Loan at its discretion by $50,000.

     Under the Revolving Loan, the Company may elect to pay interest at either the lender's prime, adjusted daily or the LIBOR plus the "Applicable Margin" based upon the rating of the senior unsecured debt obligations of the Company. The Applicable Margin ranges from 0.95% to 1.40%. The Applicable Margin based on the Company's current rating is 1.15%. At December 31, 2001, the weighted average interest rate was 3.67% on outstanding borrowings under the Revolving Loan. The terms of the Revolving Loan and swing line credit facility require the Company to pay an annual facility fee equal to 0.2% of the total commitment and include certain restrictive covenants which require compliance with certain financial ratios and measurements. At December 31, 2001, the Company was in compliance with these covenants.

6.     RENTAL  INCOME

     Leases with tenants are accounted for as operating leases. Certain tenants are required to pay percentage rents based on gross sales exceeding stated amounts. LP receives reimbursements from tenants for real estate taxes, common area maintenance and other recoverable costs. Rents from tenants are summarized as follows:



                           2001     2000     1999
                          -------  -------  -------
Minimum rental income     $17,380  $15,623  $15,439
Percentage rental income      339      316      300
Other rental income         4,872    3,769    3,403
                          -------  -------  -------

  Total rental income     $22,591  $19,708  $19,142
                          =======  =======  =======

     Minimum rents to be received from tenants on noncancellable operating leases for LP's shopping center investments at December 31, 2001 are as follows:



YEAR         AMOUNT
----------  --------
2002        $ 18,548
2003          16,603
2004          14,146
2005          11,547
2006           8,622
Thereafter    32,781
            --------

            $102,247
            ========

7.     DISCONTINUED  OPERATIONS

     LP adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," effective January 1, 2002. SFAS No. 144 requires LP to report in discontinued operations the results of operations of a property that has either been disposed or is classified as held for sale, unless certain conditions are met. SFAS No. 144 further requires LP to reclassify results of operations from a property disposed of or held for sale subsequent to December 31, 2001 as income from discontinued operations during prior reported periods.

     LP classified the results of operations from a property sold during the nine months ended September 30, 2002, as income from discontinued operations for the three years in the period ended December 31, 2001 in the accompanying statements of earnings. The effect of the adoption of SFAS No. 144 on the statements of earnings is shown below.



                                         2001   2000   1999
                                         -----  -----  -----
Income from rental properties            $ 772  $ 710  $ 698
                                         -----  -----  -----
Operating expenses of rental properties    160    170    150
Depreciation                               147    142    130
                                         -----  -----  -----
  Total expenses                           307    312    280
                                         -----  -----  -----
  Income from discontinued operations    $ 465  $ 398  $ 418
                                         =====  =====  =====

8.     RELATED  PARTY  TRANSACTIONS

     LP advances cash generated by the properties within LP to the Company based on cash flow requirements. Also, in certain instances, the Company advances cash to LP for operating requirements. As of December 31, 2001, LP had advances to the Company of $18,149. During 2001, the Company paid LP approximately $417 in interest from the advances, which bear interest calculated on a monthly basis, at the three-month treasury bill rate.

9.     SUBSEQUENT  EVENTS

     On February 19, 2002, LP acquired Parkwest Crossing, a 85,602 square foot neighborhood shopping center located in the Raleigh-Durham area of North Carolina. LP acquired the center for approximately $6,600, including an assumption of a $4,800, 8.1% mortgage secured by the property. The mortgage is due and payable in ten years and the principal amortization is based on a thirty year amortization schedule.

     On September 25, 2002, LP sold Forest Hills Centre, a 74,180 square foot shopping center, located in Wilson, NC for approximately $6,850 in cash and recognized a gain on the sale of approximately $2,185.

     On October 28, 2002, Equity One, Inc. (NYSE: EQY) and the Company executed a merger agreement pursuant to which Equity One will acquire the Company. In connection with the merger, each of the Company's shareholders may elect to receive for each share of the Company's common stock either $12.15 in cash or
0.9 shares of Equity One common stock, or a combination thereof. The terms of the merger agreement further provide that the holders of no more than 50% of the Company's outstanding common stock may elect to receive cash.

     Completion of the transaction, which is expected to take place in the first quarter of 2003, is subject to the approval of Equity One's and the Company's shareholders and other customary conditions. The boards of each of the Company and Equity One have unanimously approved the transaction. Additionally, holders of approximately 75% of Equity One's common stock and approximately 8% of the Company's common stock have agreed to vote their shares in favor of the transactions contemplated by the merger. On the 4th business day prior to the shareholder meetings, the Equity One holders may withdraw their voting support, and the Company's board may withdraw its merger recommendation, if Equity One's weighted average stock price for the 30 preceding trading days is less than $12.06 or less than $11.00 for the three preceding trading days. In addition, on the 4th business day prior to the shareholder meetings the Equity One holders may withdraw their voting support if the Company's weighted average stock price for the 30 preceding trading days is less than $10.935 or less than $9.935 for the three preceding trading days.

     The Company cannot make any assurances that the merger with Equity One will be consummated according to the terms set forth in the merger agreement, if at all. Either the Company or Equity One may terminate the merger agreement if the merger is not consummated by March 31, 2003. The Company will be required to pay a $15 million break-up fee to Equity One in the event that the Company enters into an agreement for a superior transaction or if, under certain circumstances, the Company's board withdraws its recommendation for the transaction.

     Upon completion of the Merger, Equity One will succeed directly to the interest of the Company as general partner of the LP and indirectly to the interest of IRTMC as the owner of 93.4% of the OP Units.

     On October 31, 2002, Janet Herszenhorn, an individual stockholder of IRT, purporting to represent a class of holders of IRT common stock, filed a putative class action lawsuit in the Superior Court of Cobb County, Georgia, against IRT, Equity One and each of the directors of IRT. The complaint alleges, among other things, that IRT and its individual directors breached their fiduciary duties by agreeing to the merger between Equity One and IRT and that Equity One aided and abetted such breach. The complaint seeks injunctive relief, an order enjoining consummation of the merger and unspecified damages.

     On October 31, 2002, John Greaves, an individual stockholder of IRT, purporting to represent a class of holders of IRT common stock, also filed a putative class action lawsuit in the Superior Court of Cobb County, Georgia, against IRT, Equity One and each of the directors of IRT. The complaint alleges, among other things, that IRT and its individual directors breached their fiduciary duties by agreeing to the merger between Equity One and IRT and that Equity One aided and abetted such breach. The complaint seeks injunctive relief, an order enjoining consummation of the merger and unspecified damages.

     Although the defendants believe that these suits are without merit and intend to defend themselves vigorously, there can be no assurance that the pending litigation will not interfere with the consummation of the merger. IRT and Equity One do not expect that these suits will interfere with the scheduling of their respective shareholder meetings or the consummation of the merger, if approved.

10.     QUARTERLY  FINANCIAL  INFORMATION  (UNAUDITED)

     The following is a summary of the unaudited quarterly financial information for the fiscal years ended December 31, 2001 and 2000.


                                                            2001
                                            --------------------------------------
                                             FIRST     SECOND    THIRD     FOURTH
                                            QUARTER   QUARTER   QUARTER   QUARTER
                                            --------  --------  --------  --------
Revenues                                    $  5,590  $  5,861  $  5,892  $  5,665
                                            ========  ========  ========  ========
Income from continuing operations
  before gains on sales of properties
  and discontinued operations               $  2,267  $  2,447  $  2,485  $  2,141
Gain on sales of properties and outparcels       293     1,108         -         -
                                            --------  --------  --------  --------
Income from continuing operations              2,560     3,555     2,485     2,141
Discontinued operations                           99       118       135       113
                                            --------  --------  --------  --------
Net earnings                                $  2,659  $  3,673  $  2,620  $  2,254
                                            ========  ========  ========  ========

                                                             2000
                                            --------------------------------------
                                            FIRST     SECOND    THIRD     FOURTH
                                            QUARTER   QUARTER   QUARTER   QUARTER
                                            --------  --------  --------  --------
Revenues                                    $  5,084  $  5,080  $  4,959  $  4,916
                                            ========  ========  ========  ========
Income from continuing operations           $  2,134  $  2,115  $  1,903  $  1,835
Discontinued operations                           93        92       106       107
                                            --------  --------  --------  --------
Net earnings                                $  2,227  $  2,207  $  2,009  $  1,942
                                            ========  ========  ========  ========

                                                                    SCHEDULE III

                               IRT PARTNERS, L.P.

                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                                DECEMBER 31, 2001
                       (IN THOUSANDS, EXCEPT USEFUL LIVES)


                                                       COSTS           AMOUNT     ACCUMULATED   USEFUL
                                        INITIAL     CAPITALIZED       AT WHICH    DEPRECIATION  LIFE OF
                               ENCUM-   COST TO    SUBSEQUENT TO     CARRIED AT    AT CLOSE    BUILDINGS         DATE
DESCRIPTION                   BRANCES   COMPANY     ACQUISITION    CLOSE OF YEAR    OF YEAR     (YEARS)        ACQUIRED
----------------------------  --------  --------  ---------------  --------------  ---------  ----------  ----------------
Asheville Plaza
  Asheville, NC
    Land                             -        53              15               68          -          30  April, 1986
    Buildings                                336               2              338        178

Bay Pointe Plaza
  St. Petersburg, FL
    Land                             -     3,250               -            3,250          -          40  December, 1998
    Buildings                              3,138           2,040            5,178        265

Carrollwood Center
   Tampa, FL
    Land                             -     1,661               -            1,661          -          40  November, 2001
    Buildings                              4,999              87            5,086         10

Centre Pointe Plaza
  Smithfield, NC
    Land                             -       984              12              996          -          40  December, 1992 &
    Buildings                              8,003             303            8,306      1,957              December, 1993

Charlotte Square  (1)
  Port Charlotte, FL
    Land                         3,993     2,114               -            2,114          -          40  August, 1998
    Buildings                              3,892             364            4,256        391

Chestnut Square
  Brevard, NC
    Land                             -       296               -              296          -          40  January, 1992
    Buildings                              1,113             106            1,219        323

Forest Hills Centre
  Wilson, NC
    Land                             -       870              (9)             861          -          40  August, 1990
    Buildings                              4,121             772            4,893      1,327

Forrest Gallery
  Tullahoma, TN
    Land                             -     2,137              11            2,148          -          40  December, 1992
    Buildings                              9,978             821           10,799      2,689

The Galleria
  Wrightsville Beach, NC
    Land                             -     1,070             (41)           1,029          -          40  August, 1986
    Buildings                              6,139           1,390            7,529      2,597              & December, 1987

Lawrence Commons
  Lawrenceburg, TN
    Land                             -       816               -              816          -          40  August, 1992
    Buildings                              2,729              63            2,792        695

Pine Ridge Square
  Coral Springs, FL
     Land                        7,502     2,909               -            2,909          -          40  December, 2000
     Buildings                             8,727              34            8,761        219

Plaza North
  Hendersonville, NC
    Land                             -       658               -              658          -          40  August, 1992
    Buildings                              1,796              65            1,861        448

Providence Square
  Charlotte, NC
    Land                             -       450               -              450          -          35  December, 1971
    Buildings                              1,896           2,422            4,318      3,545

Riverside Square  (1)
  Coral Springs, FL
    Land                         8,488     5,893               -            5,893          -          40  August, 1998
    Buildings                              7,131             223            7,354        672

                                       20

Riverview Shopping Center
  Durham, NC
    Land                             -       400               -              400          -          35  March, 1972
    Buildings                              1,823           4,713            6,536      3,166

Salisbury Marketplace
  Salisbury, NC
    Land                             -       734               -              734          -          40  August, 1996
    Buildings                              3,878              62            3,940        543

Shelby Plaza
  Shelby, NC
    Land                             -         -               -                -          -          21  April, 1986
    Buildings                                937             855            1,792      1,156

Shoppes at Lago Mar
  Miami, FL
    Land                         5,423     3,170               -            3,170          -          40  February, 1999
    Buildings                              6,743              17            6,760        477

Smyrna Village
  Smyrna, TN
    Land                             -       968              21              989          -          40  August, 1992
    Buildings                              4,744             181            4,925      1,186

Stanley Market Place
  Stanley, NC
    Land                             -       198               -              198          -          35  January, 1992
    Buildings                              1,603              66            1,669        442

Tamarac Town Square  (1)
  Tamarac, FL
    Land                         6,772     4,637               -            4,637          -          40  August, 1998
    Buildings                              6,015             979            6,994        647

Treasure Coast
  Vero Beach, FL
    Land                         5,286     2,471               -            2,471          -          40  May, 1998
    Buildings                              8,622             240            8,862        804

Unigold Shopping Center
    Orlando, FL
    Land                             -     2,410               -            2,410          -          40  April, 2001
    Buildings                              5,627              87            5,714         96

Williamsburg at Dunwoody
  Dunwoody, GA
    Land                             -     1,638               -            1,638          -          40  March 1999
    Buildings                              3,964              32            3,996        286

Willowdaile Shopping Center
  Durham, NC
    Land                             -       937            (178)             759          -          40  August, 1986 &
    Buildings                              7,352             985            8,337      3,026              December, 1987


                              $ 37,464  $156,030  $       16,740   $      172,770  $  27,145
                              ========  ========  ===============  ==============  =========

                                 YEAR
DESCRIPTION                   COMPLETED
----------------------------  ----------
Asheville Plaza
  Asheville, NC
    Land                            1967
    Buildings

Bay Pointe Plaza
  St. Petersburg, FL
    Land                            1998
    Buildings

Carrollwood Center
   Tampa, FL
    Land                          1971 &
    Buildings                       1996

Centre Pointe Plaza
  Smithfield, NC
    Land                          1989 &
    Buildings                       1993

Charlotte Square  (1)
  Port Charlotte, FL
    Land                            1998
    Buildings

Chestnut Square
  Brevard, NC
    Land                            1985
    Buildings

Forest Hills Centre
  Wilson, NC
    Land                          1990 &
    Buildings                       1995

Forrest Gallery
  Tullahoma, TN
    Land                            1987
    Buildings

The Galleria
  Wrightsville Beach, NC
    Land                      1986, 1990
    Buildings                      &1996

Lawrence Commons
  Lawrenceburg, TN
    Land                            1987
    Buildings

Pine Ridge Square
  Coral Springs, FL
     Land                           1986
     Buildings

Plaza North
  Hendersonville, NC
    Land                            1986
    Buildings

Providence Square
  Charlotte, NC
    Land                            1973
    Buildings

Riverside Square  (1)
  Coral Springs, FL
    Land                            1998
    Buildings

Riverview Shopping Center
  Durham, NC
    Land                          1973 &
    Buildings                       1994

Salisbury Marketplace
  Salisbury, NC
    Land                            1987
    Buildings

Shelby Plaza
  Shelby, NC
    Land                            1972
    Buildings

Shoppes at Lago Mar
  Miami, FL
    Land                            1995
    Buildings

Smyrna Village
  Smyrna, TN
    Land                            1992
    Buildings

Stanley Market Place
  Stanley, NC
    Land                          1980 &
    Buildings                       1991

Tamarac Town Square  (1)
  Tamarac, FL
    Land                            1998
    Buildings

Treasure Coast
  Vero Beach, FL
    Land                            1998
    Buildings

Unigold Shopping Center
    Orlando, FL
    Land                            1987
    Buildings

Williamsburg at Dunwoody
  Dunwoody, GA
    Land                            1983
    Buildings

Willowdaile Shopping Center
  Durham, NC
    Land                            1986
    Buildings



(1)  Contributed  by  unaffiliated  limited  partners.

     Real  estate  activity  is  summarized  as  follows:




                                         2001       2000      1999
                                       ---------  --------  ---------

RENTAL PROPERTIES:
Cost -
  Balance at beginning of year         $161,213   $147,123  $139,936
  Acquisitions and improvements          17,510     14,090    11,113
                                       ---------  --------  ---------

                                        178,723    161,213   151,049
  Cost of properties sold                (5,953)         -    (3,926)
                                       ---------  --------  ---------
    Balance at end of year             $172,770   $161,213  $147,123

Accumulated depreciation -
  Balance at beginning of year         $ 24,099   $ 20,518  $ 19,099
  Depreciation                            3,895      3,581     3,350
                                       ---------  --------  ---------
                                         27,994     24,099    22,449
  Accumulated depreciation related to
    rental properties sold                 (849)         -    (1,931)
                                       ---------  --------  ---------
    Balance at end of year             $ 27,145   $ 24,099  $ 20,518
                                       =========  ========  =========

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.


                         IRT  Property  Company,  as  general  partner

Date:     December  9,  2002          /s/  Thomas  H.  McAuley
-----     ------------------          ------------------------
                                      Thomas  H.  McAuley
                                      President  &  Chief  Executive  Officer


Date:     December  9,  2002          /s/  James  G.  Levy
-----     ------------------          --------------------
                                      James  G.  Levy
                                      Executive  Vice  President  &
                                      Chief  Financial  Officer

(c)     Exhibits



        Exhibit Number                        Description
        --------------   -----------------------------------------------------

             23 Consent of Deloitte & Touche LLP to the incorporation of their report included in this Form 8-K in LP's previously filed Registration Statements File Nos. 333-64628, 333-59938, 333-64742, 333-66780, 333-62435,
                         333-38847,  333-53638  and  333-59366.